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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      March 5, 2008
MarketAxess Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction	(Commision	(IRS Employer
of incorporation)	File Number)	Identification No.)

140 Broadway, 42nd Floor
New York, New York	10005

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (212) 813-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information set forth below under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On March 5, 2008, MarketAxess Holdings Inc. (the “Company”) acquired Greenline Financial Technologies, Inc., an Illinois Corporation (“GFT”) (the “Acquisition”). The Acquisition was made pursuant to a Stock Purchase and Investment Agreement, dated March 5, 2008 (the “Purchase Agreement”), by and among MarketAxess Technologies Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Buyer”), GFT, the Sellers party thereto (the “Sellers”) and the Sellers’ Representative party thereto (the “Sellers’ Representative”).
     Under the terms of the Purchase Agreement, the Buyer acquired all of the outstanding capital stock of GFT and approximately ten percent of the outstanding capital stock of TradeHelm, Inc., a Delaware corporation that was spun out from GFT immediately prior to the Acquisition (“TradeHelm”). The aggregate consideration paid by the Buyer to the Sellers was $35,000,000 in cash and 725,923 shares of common stock, par value $0.003 per share, of the Company (“Common Stock”). In addition, the Sellers are eligible to receive up to an aggregate of $3,000,000 in cash, subject to GFT attaining certain earn-out targets set forth in the Purchase Agreement. The cash portion of the purchase price is subject to a post-closing adjustment based on the net working capital of GFT on the closing date, on customary terms.
     The Buyer and the Sellers’ Representative also entered into an escrow agreement with JPMorgan Chase Bank, National Association, as escrow agent (the “Escrow Agreement”), pursuant to which the Buyer deposited $2,000,000 of the purchase price into an interest-bearing escrow account. The amount held in this escrow account will be distributed to the Sellers’ Representative on behalf of the Sellers on March 6, 2009, less all amounts paid to the Buyer in satisfaction of any indemnification claims and the amount of any pending, undetermined and/or unpaid indemnification claims asserted on or before March 5, 2009, pursuant to the Purchase Agreement. Any amounts retained by the escrow agent after March 6, 2009 will be paid to the Sellers’ Representative on behalf of the Sellers upon resolution of the pending, undetermined and/or unpaid claims. The Buyer also deposited $250,000 of the purchase price into a separate interest-bearing escrow account as security for the obligations of the Sellers, if any, in connection with the post-closing net working capital adjustment described above. The amount held in this escrow account will be distributed to the Buyer and/or the Sellers’ Representative on behalf of the Sellers upon final determination of the post-closing net working capital adjustment.
     The shares of Common Stock acquired by the Sellers are subject to certain restrictions and cancellation as set forth in a restricted stock agreement executed by each Seller and the Company (each a “Restricted Stock Agreement”), a form of which is attached hereto as Exhibit 10.2 and incorporated by reference herein. Pursuant to each Restricted Stock Agreement, the certificates evidencing the shares of Common Stock to be issued to each Seller shall be held by the Company and released in two equal installments on December 20, 2008 and December 20, 2009, respectively. No Seller may sell, assign, pledge or otherwise transfer any shares of Common Stock received pursuant to the Acquisition prior to the release by the Company of the certificates evidencing such shares as contemplated by the preceding sentence. In addition, the Restricted Stock Agreement provides piggyback registration rights to each Seller in the event of a registered public offering of shares of Common Stock, subject to a cutback by the Company. Under certain circumstances and subject to certain limitations provided in the Purchase Agreement and the Restricted Stock Agreements, indemnification claims payable by the Sellers to the Buyer may be satisfied by cancelling shares of Common Stock prior to their release to the Sellers.
     In connection with the Purchase Agreement, TradeHelm and GFT entered into a contribution agreement whereby GFT contributed certain assets and cash to TradeHelm, and TradeHelm in turn contributed all of its issued and outstanding equity to GFT. Immediately thereafter, GFT distributed all of the outstanding equity to GFT’s shareholders and the Buyer, and TradeHelm, the Buyer and the other stockholders of TradeHelm entered into a stockholders agreement to set forth, among other matters, certain understandings regarding the transfer of shares of capital stock of TradeHelm and to provide for the appointment of a director, or observer, as the case may be, nominated by the Buyer to the TradeHelm board of directors. In addition, the Buyer and TradeHelm entered into a transition services agreement in order to facilitate the Company’s ongoing operation of GFT’s business and operations, whereby each agreed to provide certain services to the other on the terms and subject to the conditions set forth therein.
     The foregoing descriptions of the Purchase Agreement, Restricted Stock Agreement and Escrow Agreement are qualified in their entirety by reference to the full text of each such agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.
     The Purchase Agreement and related agreements have been filed to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Company or GFT. The Purchase Agreement and Restricted Stock Agreement contain representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the Purchase Agreement are qualified by information in confidential disclosure schedules that the Company and GFT delivered in connection with the execution of the Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Purchase Agreement and Restricted Stock Agreements.
     On March 6, 2008, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The financial statements of GFT, and the pro forma financial information of the Company, required under Item 9.01 of this report will be filed by amendment not later than 71 days after the date of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of business acquired.
     The audited financial statements of the most recent fiscal year of GFT will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed. The unaudited interim financial statements of GFT required by this Item 9.01 will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
     The unaudited pro forma financial information required by this Item 9.01 will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.
10.1	Stock Purchase and Investment Agreement, dated as of March 5, 2008, by and among MarketAxess Technologies Inc., Greenline Financial Technologies, Inc., the Sellers party thereto and the Sellers’ Representative party thereto.

10.2	Form of MarketAxess Holdings Inc. Restricted Stock Agreement, dated as of March 5, 2008.

10.3	Escrow Agreement, dated as of March 5, 2008, by and among MarketAxess Technologies Inc., the Sellers’ Representative and JPMorgan Chase Bank, National Association, as escrow agent.

99.1	Press Release entitled “MarketAxess Announces the Acquisition of Greenline Financial Technologies, Inc.” issued by MarketAxess Holdings Inc. on March 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: March 6, 2008	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX
Exhibit
10.1	Stock Purchase and Investment Agreement, dated as of March 5, 2008, by and among MarketAxess Technologies Inc., Greenline Financial Technologies, Inc., the Sellers party thereto and the Sellers’ Representative party thereto.

10.2	Form of MarketAxess Holdings Inc. Restricted Stock Agreement, dated as of March 5, 2008.

10.3	Escrow Agreement, dated as of March 5, 2008, by and among MarketAxess Technologies Inc., the Sellers’ Representative and JPMorgan Chase Bank, National Association, as escrow agent.

99.1	Press Release entitled “MarketAxess Announces the Acquisition of Greenline Financial Technologies, Inc.” issued by MarketAxess Holdings Inc. on March 6, 2008.

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